As filed with the Securities and Exchange Commission on April 30, 2012

Registration No. 333 –71917

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

McKESSON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3207296
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Post Street

San Francisco, California 94104

(Address, Including Zip Code, of Principal Executive Offices)

McKesson HBOC, Inc. 1999 Executive Stock Purchase Plan

(Full Title of the Plan)

Laureen E. Seeger

Executive Vice President, General Counsel

and Chief Compliance Officer

McKesson Corporation

One Post Street

San Francisco, California 94104

(415) 983-8300

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

Copies to:

John G. Saia McKesson Corporation One Post Street San Francisco, California 94104 (415) 983-8300	Andrew D. Thorpe Morrison & Foerster LLP 425 Market Street San Francisco, California 94105 (415) 268-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Post Effective Amendment”) relates to the Registration Statement of McKesson Corporation, a Delaware corporation (the “Company”) on Form S-8 (File No. 333-71917) filed with the Securities and Exchange Commission on February 5, 1999, which registered 700,000 shares of the Company’s Common Stock, $0.01 par value per share, issuable pursuant to the McKesson HBOC, Inc. 1999 Executive Stock Purchase Plan (the “Registration Statement”).

The Company has terminated the offering of its securities pursuant to the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment No. 1 in accordance with the undertakings of the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering.

The Company hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

Item 8.	Exhibits

Unless otherwise indicated below as being incorporated herein by reference to another filing with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Document

24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California on April 30, 2012.

McKESSON CORPORATION

By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel and Chief Compliance Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on April 30, 2012.

Signature	Title

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
John H. Hammergren

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Jeffrey C. Campbell

*	Vice President and Controller (Principal Accounting Officer)
Nigel A. Rees

*	Director
Andy D. Bryant

*	Director
Wayne A. Budd

*	Director
Alton F. Irby III

*	Director
M. Christine Jacobs

*	Director
Marie L. Knowles

*	Director
David. M. Lawrence, M.D.

*	Director
Edward A. Mueller

*	Director
Jane E. Shaw

*By:	/s/ Laureen E. Seeger
Laureen E. Seeger,
as Attorney-in-fact